UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 30, 2021

Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Pennsylvania	000-55983	83-1561918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

9 Old Lincoln Highway, Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

(484) 568-5000 Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $1 par value	MRBK	The NASDAQ Stock Market

Item 8.01.            Other Events.

Stock Repurchase Plan

Meridian Corporation, (Nasdaq: MRBK) announced today that its Board of Directors authorized an increase in its $6 million repurchase plan adopted on April 22, 2021, to repurchase up to $20 million of its outstanding common stock over a two-year period.  This equates to an increase of approximately 490 thousand shares or an additional 8% of the outstanding shares as of June 30, 2021. Prior to the adoption of the increase, $5.4 million remained under the April 2021 plan available for repurchases, equating to approximately 185 thousand shares of Company stock.

The timing and amount of common stock repurchases made pursuant to the Meridian common stock repurchase program are subject to various factors, including the company's capital position, liquidity, financial performance and alternative uses of capital, stock trading price, regulatory requirements and limitations, and general market conditions. Also, it may be suspended at any time. The common stock repurchases may be effected through open market purchases or privately negotiated transactions, including repurchase plans that satisfy the conditions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Item 9.01.            Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, issued August 30, 2021 by Meridian Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN CORPORATION(Registrant)

Dated: August 30, 2021

	By:	/s/ Denise Lindsay

Denise Lindsay
Executive Vice President and Chief Financial Officer